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Exhibit 10.2

DUANE READE HOLDINGS, INC.
MANAGEMENT STOCK OPTION PLAN
NONQUALIFIED STOCK OPTION AGREEMENT

        THIS STOCK OPTION AGREEMENT (the "Agreement"), dated as of April 2, 2008 (the "Grant Date"), is made by and between Duane Reade Holdings, Inc., a Delaware corporation (the "Company"), and John A. Lederer (the "Optionee").

        WHEREAS, the Company adopted the Duane Reade Holdings, Inc. Management Stock Option Plan, effective as of July 30, 2004 (the "Plan"), pursuant to which stock options may be granted to purchase Common Stock of the Company; and

        WHEREAS, the Optionee and Duane Reade, Inc., a wholly owned subsidiary of the Company ("DRI"), have entered into an employment agreement, dated as of March 12, 2008 (as may be amended from time to time, the "Employment Agreement"), pursuant to which the Company has agreed to grant the Optionee a Nonqualified Stock Option to purchase the number of shares of the Common Stock provided for herein.

        NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

        1 Grant of Option.

          .1     The Company hereby grants to the Optionee an option (the "Option") to purchase 165,000 shares of Common Stock of the Company (such shares, the "Option Shares"), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. This Option is not intended to be treated as an Incentive Stock Option, as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended. This grant is subject to the Optionee becoming a party to the Stockholders Agreement (as defined in the Plan).

          .2     Incorporation by Reference, Etc.    The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Plan.

        2 Terms and Conditions.

          .1     Option Price.    The price at which the Optionee shall be entitled to purchase Option Shares upon the exercise of all or any portion of this Option shall be $100.00 per Option Share (the "Option Price").

          .2     Expiration Date.    Except as otherwise provided herein, the Option shall expire at 11:59 p.m. Eastern Standard Time on the tenth anniversary of the Grant Date (the "Expiration Date").

          .3     Exercisability of Option.

            .1     Service-Based Option.    The Option shall become vested and exercisable as to sixty percent (60%) of the shares subject thereto (the "Service-Based Option") in four equal installments on each of the first, second, third and fourth anniversaries of the Grant Date (each such anniversary hereafter referred to as a "Vesting Date"), such that one hundred percent (100%) of the Service-Based Option shall be vested and exercisable on the fourth anniversary of the Grant Date; provided that, except as otherwise provided in Sections 2(e) and 2(f) hereof, the Optionee remains employed by the Company and its Affiliates on each such Vesting Date.

            .2     Performance-Based Option.    The Option as to forty percent (40%) of the shares subject thereto (the "Performance-Based Option") shall not become vested and exercisable until and unless the conditions described in Section 2(c)(ii)(A) or 2(c)(ii)(B), as applicable, have been attained (each such condition, a "Performance Condition") and, except as otherwise provided in Section 2(e)(i) hereof, subject to the Optionee's continued employment by the Company and its Affiliates through the date the applicable Performance Condition is attained:

              .A    With respect to fifty percent (50%) of the shares subject to the Performance-Based Option, the Performance Condition shall be the actual or deemed occurrence of a 1.5X Option Vesting Event.

              .B    With respect to one-hundred percent (100%) of the shares subject to the Performance-Based Option, the Performance Condition shall be the actual or deemed occurrence of a 2X Option Vesting Event.

              .C    For purposes of this Agreement, the following terms shall have the following meanings:

                "1.5X OH Investor Group Equity Value" shall mean (X) 1.5 times the OH Investor Group Investment minus (Y) the aggregate amount of cash and Fair Market Value of Marketable Securities received by the OH Investor Group in respect of the OH Investor Group Investment prior to or coincident with the time of determination. For purposes of the preceding sentence, (I) "Fair Market Value" shall have the meaning set forth in clauses (i) and (ii) of Section 2(p) of the Plan, without regard to whether the subject securities are Stock, and (II) the Fair Market Value of Marketable Securities shall be determined at the time of receipt by the OH Investor Group or, if later, the time that securities held by the OH Investor Group first become Marketable Securities.

                "2X OH Investor Group Equity Value" has the same meaning as 1.5X OH Investor Group Equity Value, except that the number "1.5" each time it appears in the definition of "1.5X OH Investor Group Equity Value" shall be replaced with the number "2."

                "1.5X Option Vesting Event" shall mean the occurrence of any event (e.g., a leveraged recapitalization in which the proceeds are paid out to the Investors as dividends and/or redemptions) in which consideration is paid to the OH Investor Group in respect of the OH Investor Group Investment in the form of cash and/or Marketable Securities, which results in cash and/or Marketable Securities being paid or provided to the OH Investor Group of at least the 1.5X OH Investor Group Equity Value. For purposes of the preceding sentence, an "event" shall be deemed to have occurred at each time that securities held by the OH Investor Group which are not Marketable Securities first become Marketable Securities, and such securities shall be deemed to have been "paid" to the OH Investor Group at such time.

                "2X Option Vesting Event" has the same meaning as a 1.5X Option Vesting Event, except that the term "1.5X OH Investor Group Equity Value" each time it appears in the definition of "1.5X Option Vesting Event" shall be replaced with "2X OH Investor Group Equity Value."

                "Marketable Securities" shall mean equity securities which (i) are registered under all applicable Federal and state securities laws, or as to which the sale would be exempt from such registration, (ii) are listed for trading on a national securities exchange or quoted on an inter-dealer quotation system, (iii) are not subject to any legal or contractual restriction as to sale and (iv) represent less than 20% of the equity securities of the same class which are listed for trading on a national securities exchange or available for trading on an inter-dealer quotation system.

                "OH Investor Group Investment" means the aggregate investment by the OH Investor Group in the common equity securities of the Company or any of its subsidiaries on July 30, 2004 in the amount of $239.5 million.

          .4     Method of Exercise.    The Option may be exercised only by written notice, in a form to be provided by the Committee, and delivered by the Optionee in person or sent by mail in accordance with Section 4(a) hereof and, in either case, accompanied by payment therefor. The Option Price shall be payable (i) in cash and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of shares of Stock in lieu of actual delivery of such shares to the Company); provided, however, that such shares are not subject to any pledge or other security interest and meet such other requirements, if any, as the Committee may determine necessary in order to avoid an additional accounting earnings charge in respect of the Option, (ii) by means of a cashless exercise whereby the number of shares of Common Stock of the Company to be received by the Optionee shall equal the excess, if any, of (A) the number of shares of Common Stock that would be received by the Optionee upon such exercise had the Optionee paid the Option Price in respect of the underlying shares in cash over (B) a number of shares of Common Stock of the Company, the aggregate Fair Market Value of which is equal to the aggregate Option Price that would have been paid as determined pursuant to the immediately preceding clause (A), (iii) in the discretion of the Committee, either (A) in other property having a fair market value on the date of exercise equal to the Option Price or (B) if there shall be a public market for the Stock, by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of loan proceeds, or proceeds of the sale of the Stock subject to the Option, sufficient to pay the Option Price or (iv) by such other method as the Committee may allow.

          .5     Termination of Employment.    In the event that the Optionee ceases to be employed by the Company and its Affiliates, the Service-Based Option and the Performance-Based Option held by the Optionee (to the extent then unexercised and outstanding) shall terminate as follows:

            .1     Without Cause or For Good Reason.    If the Company or its Affiliates terminates the Optionee's employment without "Cause" or the Optionee resigns for "Good Reason" (each as defined below), at any time prior to the fourth anniversary of the Grant Date, then the Service-Based Option, to the extent not previously vested, shall become immediately vested and exercisable as to that number of shares equal to (A) that number of shares corresponding to the previously unvested portion of the Service-Based Option which would have become vested and exercisable pursuant to Section 2(c)(i) on the Vesting Date immediately following the date of such termination of employment had the Optionee's employment by the Company and its Affiliates not so terminated (such portion of the Service-Based Option is hereafter referred to as the "Next Tranche") multiplied by (B) a fraction, the numerator which is twelve plus the number of full months of service performed by the Optionee for the Company and its Affiliates subsequent to the Vesting Date immediately preceding the date of such termination and the denominator which is twelve. To the extent vested and exercisable as of the date of such termination (after taking into account the provisions of this Section 2(e)(i)), the Service-Based Option and the Performance-Based Option shall remain exercisable through the earlier of (i) the first anniversary of such termination of employment or (ii) the Expiration Date, and shall thereafter terminate without further consideration to the Optionee. To the extent not vested and exercisable (after taking into account the provisions of this Section 2(e)(i)) as of the date of such termination of employment, the Service-Based Option shall terminate and expire on the date of such termination of employment without further consideration to the Optionee. The portion of Performance-Based Option as to which the Performance Condition has not been attained as of the date of such termination shall remain outstanding until the six-month anniversary of such termination. To the extent that the applicable Performance Condition has not been attained as of such six-month anniversary, such portion of the Performance-Based Option shall thereafter terminate and expire without further consideration to the Optionee (except that if prior to such six-month anniversary, a definitive agreement has been entered into that, upon consummation of the transactions contemplated thereby, would result in the satisfaction of the Performance Condition, in which case the Performance-Based Option shall remain outstanding until the transactions contemplated by such definitive agreement are consummated or the definitive agreement has been terminated or abandoned); provided that, if none of Tyler Wolfram, Michael Green or Kevin Mailender are actively employed by one of the OH Affiliates on the date of Executive's termination of employment, the portion of Performance-Based Option as to which the Performance Condition has not been attained as of the date of such termination shall remain outstanding until the twelve-month anniversary of such termination, and to the extent that the applicable Performance Condition has not been attained as of such twelve-month anniversary, shall thereafter terminate and expire without further consideration to the Optionee (except that if prior to such twelve-month anniversary, a definitive agreement has been entered into that, upon consummation of the transactions contemplated thereby, would result in the satisfaction of the Performance Condition, in which case the Performance-Based Option shall remain outstanding until the transactions contemplated by such definitive agreement are consummated or the definitive agreement has been terminated or abandoned). For purposes of this Agreement, the terms "Cause" and "Good Reason" have the meanings set forth in the Employment Agreement.

            .2     For Cause.    If the Optionee's employment is terminated by the Company or its Affiliates for Cause, then any and all of the Service-Based Option and Performance-Based Option whether or not vested and exercisable at the time of the Optionee's termination of employment shall immediately terminate and expire on the date of such termination of employment, without further consideration to the Optionee.

            .3     Without Good Reason.    If the Optionee terminates his employment with the Company and its Affiliates without Good Reason, then any portion of the Option which is not vested and exercisable at the time of the Optionee's termination of employment shall immediately terminate and expire on the date of such termination of employment, without further consideration to the Optionee. Any portion of the Option which is vested and exercisable as of the date of such termination of employment shall remain exercisable through the earlier of (i) ninety (90) days after such termination of employment or (ii) the Expiration Date, and shall thereafter terminate and expire without further consideration to the Optionee.

            .4     Death or Disability.    If the Optionee's employment with the Company and its Affiliates is terminated by reason of the Optionee's death or "Disability" (as defined in the Employment Agreement), then the Service-Based Option to the extent not previously vested, shall become immediately vested and exercisable as to that number of shares equal to the number of shares of Common Stock underlying the Next Tranche equal to (A) the total number of shares of Common Stock underlying the Next Tranche multiplied by (B) a fraction, the numerator which is the number of full months of service performed by the Optionee for the Company and its Affiliates subsequent to the Vesting Date immediately preceding the date of such termination and the denominator which is twelve. The Service-Based Option to the extent not vested and exercisable as of the date of such termination (after taking into account the provisions of this Section 2(e)(iv)) shall terminate and expire on the date of such termination without further consideration to the Optionee's estate. The Service-Based Option and Performance-Based Option to the extent vested and exercisable (after taking into account the provisions of this Section 2(e)(iv)) as of the date of such termination shall remain exercisable through the earlier of (i) the first anniversary of the date of such termination or (ii) the Expiration Date, and shall thereafter terminate and expire without further consideration to the Optionee. The portion of Performance-Based Option as to which the Performance Condition has not been attained as of the date of such termination shall remain outstanding until the six-month anniversary of such termination. To the extent that the applicable Performance Condition has not been attained as of such six-month anniversary, shall thereafter terminate and expire without further consideration to the Optionee (except that if prior to such six-month anniversary, a definitive agreement has been entered into that, upon consummation of the transactions contemplated thereby, would result in the satisfaction of the Performance Condition, in which case the Performance-Based Option shall remain outstanding until the transactions contemplated by such definitive agreement are consummated or the definitive agreement has been terminated or abandoned); provided that, if none of Tyler Wolfram, Michael Green or Kevin Mailender are actively employed by one of the OH Affiliates on the date of Executive's termination of employment, the portion of Performance-Based Option as to which the Performance Condition has not been attained as of the date of such termination shall remain outstanding until the twelve-month anniversary of such termination, and to the extent that the applicable Performance Condition has not been attained as of such twelve-month anniversary, shall thereafter terminate and expire without further consideration to the Optionee (except that if prior to such twelve-month anniversary, a definitive agreement has been entered into that, upon consummation of the transactions contemplated thereby, would result in the satisfaction of the Performance Condition, in which case the Performance-Based Option shall remain outstanding until the transactions contemplated by such definitive agreement are consummated or the definitive agreement has been terminated or abandoned).

            .5     Notice of Nonrenewal.    Upon the delivery of a Notice of Nonrenewal (as defined in the Employment Agreement) by the Company to Executive or by Executive to the Company, the portion of Performance-Based Option as to which the Performance Condition has not been attained as of the date of such termination shall remain outstanding until the six-month anniversary of such termination. To the extent that the applicable Performance Condition has not been attained as of such six-month anniversary, such portion of the Performance-Based Option shall thereafter terminate and expire without further consideration to the Optionee (except that if prior to such six-month anniversary, a definitive agreement has been entered into that, upon consummation of the transactions contemplated thereby, would result in the satisfaction of the Performance Condition, in which case the Performance-Based Option shall remain outstanding until the transactions contemplated by such definitive agreement are consummated or the definitive agreement has been terminated or abandoned); provided that, if none of Tyler Wolfram, Michael Green or Kevin Mailender are actively employed by one of the OH Affiliates on the date of Executive's termination of employment, the portion of Performance-Based Option as to which the Performance Condition has not been attained as of the date of such termination shall remain outstanding until the twelve-month anniversary of such termination, and to the extent that the applicable Performance Condition has not been attained as of such twelve-month anniversary, shall thereafter terminate and expire without further consideration to the Optionee (except that if prior to such twelve-month anniversary, a definitive agreement has been entered into that, upon consummation of the transactions contemplated thereby, would result in the satisfaction of the Performance Condition, in which case the Performance-Based Option shall remain outstanding until the transactions contemplated by such definitive agreement are consummated or the definitive agreement has been terminated or abandoned).

            .6     Notwithstanding anything to the contrary herein, any benefits provided with respect to the vesting and exercisability of the Option pursuant to this Section 2(e) are conditioned upon and subject to the Optionee's compliance with Sections 13(h) (Release) and 14(f) (Restrictive Covenants; Enforcement) of the Employment Agreement.

          .6     Change In Control.

            .1     Immediately prior to a Change in Control (as defined below), occurring prior to the IPO:

              .A    Notwithstanding Section 2(c) hereof, subject to the Optionee's continued employment with the Company and its Affiliates through the consummation date of the Change in Control event, the Service-Based Option shall become vested and exercisable to the extent necessary for the Optionee (i) to exercise his rights pursuant to a "Tag-Along Sale" (as defined in the Stockholders Agreement) and (ii) to satisfy the Company's rights with respect to a "Drag-Along Sale" (as defined in the Stockholders Agreement), in each case, as provided in this Section 2(f) and in the Stockholders Agreement. Accordingly, the Service-Based Option shall vest (in addition to the portion vested pursuant to Section 2(c)(i) hereof) in the case of a Drag-Along Sale in an amount such that after giving effect to such acceleration, the Service-Based Option shall be vested in the aggregate (including for this purpose shares as to which the Performance-Based Option is vested at the time of the Drag-Along Sale) as to the same percent as the Parent Transfer Percentage Interest proposed to be transferred pursuant to such Drag-Along Sale. Similarly, the Service-Based Option shall vest (in addition to the portion vested pursuant to Section 2(c)(i) hereof) in the case of a Tag-Along Sale in an amount such that after giving effect to such acceleration, the Service-Based Option shall be vested in the aggregate (including for this purpose shares as to which the Performance-Based Option is vested at the time of the Tag-Along Sale) as to the same percent as the Parent Transfer Percentage Interest proposed to be transferred pursuant to such Tag-Along Sale. For purposes of this Agreement, the terms "Parent Stockholders," "Percentage Interest," "Parent Transfer Percentage Interest," "Parent Transfer Units" and "Parent Tag-Along Sale" shall have the meaning ascribed such terms in the Stockholders Agreement; and

              .B    If and only if the Change in Control will result in either a 1.5X Option Vesting Event or a 2X Option Vesting Event, the Performance-Based Option shall vest and become exercisable in accordance with Sections 2(c)(ii)(A) and 2(c)(ii)(B), as applicable, subject to Optionee's continued employment by the Company and its Affiliates through the date of the consummation of the Change in Control event, except as otherwise provided in Section 2(e)(i) hereof.

            .2     For purposes of this Agreement the term "Change in Control" shall mean the first of any of the following events to occur after the Grant Date:

              .A    any single person or entity that is an independent third party or any group of single persons or independent third parties acting in concert pursuant to a written agreement demonstrating indicia of joint control (which shall exclude, without limitation, the OH Affiliates, DRS, LLC and any Subsidiary of DRS, LLC) (x) by merger or otherwise is or becomes the beneficial owner directly or indirectly, of securities of DRI, representing 50% or more of the combined voting power of DRI's then outstanding securities, and (y) has the right to appoint a majority of the members of the Board, in each case other than by a merger or other transaction in which the beneficial owners of DRI immediately prior to the merger own a majority of the surviving entity or its parent;

              .B    any stockholder of DRI (other than the OH Affiliates, DRS, LLC or any Subsidiary of DRS, LLC) (x) acquires a greater voting interest in DRI's outstanding Common Stock than the OH Investor Group and (y) has the authority to appoint a majority of the members of the Board;

              .C    DRI adopts a plan of complete liquidation (other than a liquidation into DRS, LLC or any Subsidiary of DRS, LLC) of DRI or consummates an agreement for the sale or disposition by DRI of all or substantially all of DRI's assets to an independent third party (which shall exclude, without limitation, the OH Affiliates, DRS, LLC and any Subsidiary of DRS, LLC);

              .D    the Board approves a resolution declaring that a Change in Control has occurred;

              .E    any single person or entity that is an independent third party or any group of single persons or independent third parties acting in concert pursuant to a written agreement demonstrating indicia of joint control (which shall exclude, without limitation, the OH Affiliates, DRS, LLC and any Subsidiary of DRS, LLC) has the right to appoint a majority of the members of the Board;

              .F     at any time prior to an IPO, the failure by OH to designate one or more OH related persons to serve as its members of the Board (it being understood that if the Company is required to appoint independent directors by law or inter-dealer quotation system or exchange rules, or OH's designee is otherwise prevented from serving, OH may designate non-OH related persons to serve as such); or

              .G    at any time prior to the IPO, the failure of OH to retain its power to appoint more than 51% of the members of the Board appointable by the OH Investor Group.

Notwithstanding the foregoing, under no circumstances shall an initial underwritten public offering by the Company (or any corporate successor of the Company) of the Common Stock pursuant to a registration statement that has been filed under the Securities Act and declared effective by the Securities and Exchange Commission constitute a Change in Control.

          .7     Transferability.    Other than as provided in Section 2.2 of the Stockholders Agreement or Section 8(h) of the Plan, the Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Optionee shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Optionee's lifetime, the Option is exercisable only by the Optionee, his or her legal representative or a Permitted Transferee. For purposes of this Agreement, Permitted Transferee shall have the meaning set forth in both the Plan and Section 2.2 of the Stockholders Agreement.

          .8     Rights as Stockholder.    The Optionee shall not be deemed for any purpose to be the owner of any of the Option Shares subject to this Option unless, until and to the extent that (i) the Option shall have been exercised pursuant to its terms and (ii) the Company shall have issued and delivered to the Optionee the Option Shares. The Option Shares shall be subject to the terms and conditions set forth in the Stockholders Agreement.

          .9     Drag-Along, Tag Along, Registration and Related Rights.    Notwithstanding anything herein to the contrary, the vested portion of the Option and all of the Option Shares acquired upon the exercise of the Option shall be subject to all applicable provisions of the Stockholders Agreement and the Preemptive Rights Agreement, dated as of July 30, 2004, by and among OH, DRS, LLC, the Company and certain members of the management of DRI (the "Preemptive Rights Agreement").

            .1     In connection with the IPO, the Option may be converted into an option to purchase an Equity Security of the IPO Entity, with the terms of such Option (including its Option Price) being equitably adjusted by the Committee in accordance with Section 9 of the Plan (the "Converted Option").

            .2     Within a reasonable time following the IPO, the applicable IPO Entity shall use its commercially reasonable efforts to register under the Securities Act, the Equity Securities of the applicable IPO Entity to be acquired upon the exercise of the Converted Option, or the shares of Common Stock sufficient to cover the Option, as applicable, by filing a Registration Statement on Form S-8 (or any successor or similar forms thereto); unless in the reasonable judgment of the Board or the Board of Directors of the applicable IPO Entity (or of the managing underwriter in the IPO) such a registration could reasonably be expected to have an adverse effect on the market for the securities being registered in the IPO; provided, however, that the resale of any shares of Common Stock distributed pursuant to an Award shall be restricted as if the volume and manner of sale restrictions of Rule 144 (without regard to Rule 144 (k)) were applicable.

            .3     In connection with a Drag-Along Sale, the Company may require the Optionee to, and the Optionee in such event shall, exercise (pursuant to the method or methods that may be elected by the Optionee pursuant to Section 2(d) hereof) the vested portion of the Option (after giving effect to Section 2(f) hereof) to the extent necessary to satisfy the Company's Drag-Along Right as set forth in Sections 2.3 and 2.6(a) of the Stockholders Agreement.

            .4     In connection with a Tag-Along Sale, if the Optionee delivers the "Tag-Along Exercise Notice" (as defined in the Stockholders Agreement) then he shall exercise (pursuant to the method or methods he so elects pursuant to Section 2(d) hereof) the vested portion of the Option (after giving effect to Section 2(f) hereof) to the extent necessary to satisfy his participation in the Tag-Along Sale as provided in Sections 2.4 and 2.6(b) of the Stockholders Agreement.

          .10   Withholding Taxes.    Prior to the delivery of a certificate or certificates representing the Option Shares, and immediately following the exercise of the Option, the Optionee must pay to the Company any minimum amount that the Company determines it is required to withhold under applicable federal, state or local tax laws in respect of the exercise of the Option or the transfer of Option Shares. Notwithstanding the foregoing, the Optionee may satisfy such withholding obligation by any other method described in Section 8(d) of the Plan or any combination of methods described in Section 8(d) of the Plan; provided, however, that such other method does not violate the terms of any credit agreement to which the Company, or any of its Affiliates is a party or cause a default thereunder.

        3 Purchase for Investment; Other Representations of Optionee.

          .1     Investment Intent.    In the event that the offering of Option Shares with respect to which the Option is being exercised is not registered under the Securities Act, but an exemption is available that requires an investment representation or other representation, the Optionee, if electing to purchase Option Shares, will be required to represent that such Option Shares are being acquired for investment and not with a view to distribution thereof, and to make such other reasonable and customary representations regarding matters relevant to compliance with applicable securities laws as are deemed necessary by counsel to the Company. Stock certificates evidencing such unregistered Option Shares that are acquired upon exercise of the Option shall bear restrictive legends as are required or advisable under the provisions of any applicable laws or in the Stockholders Agreement.

          .2     Other Representations.    The Optionee hereby represents and warrants to the Company as follows:

            .1     Access to Information.    Because of the Optionee's business relationship with the Company and with the management of the Company, the Optionee has had access to all material and relevant information concerning the Company, thereby enabling the Optionee to make an informed investment decision with respect to his investment in the Company, and all pertinent data and information requested by the Optionee from the Company or its representatives concerning the business and financial condition of the Company and the terms and conditions of this Agreement have been furnished. The Optionee acknowledges that the Optionee has had the opportunity to ask questions of and receive answers from and to obtain additional information from the Company and its representatives concerning the present and proposed business and financial condition of the Company.

            .2     Financial Sophistication.    The Optionee has such knowledge and experience in financial and business matters that the Optionee is capable of evaluating the merits and risks of investing in the Option Shares.

            .3     Understanding the Investment Risks.    The Optionee understands that:

              .A    An investment in the Option Shares represents a highly speculative investment, and there can be no assurance as to the success of the Company in its business; and

              .B    There is at present no market for the Option Shares and there can be no assurance that a market will develop in the future.

            .4     Understanding of the Nature of the Option Shares.    The Optionee understands and agrees that:

              .A    Other than as reflected herein or in the Stockholders Agreement, there can be no assurance that the Option Shares will be registered under the Securities Act or any state securities laws and if they are not so registered, they will only be issued and sold in reliance upon certain exemptions contained in the Securities Act and applicable state securities laws, and the representations and warranties of the Optionee contained herein, which will have to be renewed as to the Option Shares at the times of exercise of the Option, are essential to any claim of exemption by the Company under the Securities Act and such state laws. It is understood that the Company's intent is that the purchase of the Option Shares pursuant to an exercise of the Option not be covered by Rule 701 under the Securities Act, and that another exemption, if necessary, will need to be found in respect of the exercise of the Option; provided that the Company may determine at time of the exercise of the Option (which determination must be in writing) that Rule 701 does apply to such exercise;

              .B    If the Option Shares are not so registered, the Option Shares will be "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act;

              .C    The Option cannot be exercised and the Option Shares will not be sold to the Optionee and the Optionee cannot resell or transfer the Option Shares without registration under the Securities Act and applicable state securities laws unless the Company receives an opinion of counsel acceptable to it (as to both counsel and the opinion) that such registration is not necessary, the cost of such opinion to be borne by the Company;

              .D    Only the Company can register the Option Shares under the Securities Act and applicable state securities laws;

              .E    Other than as provided in the Stockholders Agreement and Section 2(i) hereof, the Company has not made any representations to the Optionee that the Company will register the Option Shares under the Securities Act or any applicable state securities laws, or with respect to compliance with any exemption therefrom;

              .F     The Optionee is aware of the conditions for the Optionee's obtaining an exemption for the resale of the Option Shares under the Securities Act and any applicable state securities laws; and

              .G    The Company may, from time to time, make stop transfer notations in its transfer records to ensure compliance with the Securities Act and any applicable state securities laws, and any additional restrictions imposed by state securities administrators.

        4 Miscellaneous.

          .1     Notices.    Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the Secretary of the Company at the principal office of the Company and, in the case of the Optionee, to Optionee's address appearing on the books of the Company or to Optionee's residence or to such other address as may be designated in writing by the Optionee.

          .2     No Right to Continued Employment.    Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Optionee at any time for any reason whatsoever.

          .3     Bound by Plan.    By signing this Agreement, the Optionee acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

          .4     Adjustment.    Notwithstanding any provision of the Plan or this Agreement to the contrary, in connection with a dividend or distribution prior to an IPO, the Option Price shall be equitably reduced to the extent appropriate and, if not appropriate, then such Option shall be equitably adjusted by such other means as reasonably determined by the Committee in accordance with to Section 9 of the Plan.

          .5     Successors.    The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Optionee and the beneficiaries, executors, administrators, heirs and successors of the Optionee.

          .6     Invalid Provision.    The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

          .7     Modifications.    No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

          .8     Entire Agreement.    This Agreement, the Plan, the Stockholders Agreement and the Preemptive Rights Agreement, including all exhibits thereto, contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

          .9     Governing Law.    This Agreement and the rights of the Optionee hereunder shall be construed and determined in accordance with the laws of the State of New York.

          .10   Headings.    The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

          .11   Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          .12   Intention of the Parties.    It is the intention of the Company and Optionee that the Option Price shall equal the fair market value of a share of Common Stock on the Grant Date, provided that the foregoing shall not expand or otherwise modify the representations and warranties of the Company pursuant to the Subscription Agreement, dated as of March 12, 2008 by and between the Company, and Optionee (the "Subscription Agreement") or entitle the Optionee to make any claim for adjustment, indemnification or otherwise under the Subscription Agreement with respect to the value of the Common Stock.

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        IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on the first set forth above.

                    DUANE READE HOLDINGS, INC.

                    By: /s/  John K. Henry
                    Name:  John K. Henry
                    Title:  Senior Vice President and Chief Financial Officer

                    /s/  John A. Lederer
                    JOHN A. LEDERER

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  Exhibit 10.2
DUANE READE HOLDINGS, INC. MANAGEMENT STOCK OPTION PLAN NONQUALIFIED STOCK OPTION AGREEMENT